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Marine Midland Bank                                                   [LOGO]
1185 University Avenue, Rochester, New York 14607


University-Culver Office




                                             March 27, 1998




Mr. William Gagliano
Four Corners Financial Corporation
80 West Main St.
Rochester, New York 14614

RE: Waiver Covenants

Dear Mr. Gagliano:

We refer to a certain Revolving Credit and Term Loan Agreement ("The Agreement"), dated December 13, 1995, between Marine Midland Bank ("The Bank") and Four Corners Financial Corporation ("The Borrower"). Unless otherwise defined herein, the terms defined in The Agreement are used herein as therein defined.

The Borrower hereby requests that the Bank waive the following financial covenants for the period ending December 31, 1997.

Working Capital: The requirement for working capital was $20,000 actual
($41,569).

Current Ratio: The required ratio of current assets to current liabilities is 1.1, actual .96.

Liabilities to Tangible Net Worth: Required ratio was 1.90, actual 4.1.

Capital Expenditures not to exceed $25,000, actual expended $35,407.

We understand that this waiver is effective only in this instance and for the purpose for which it is given. All other terms and conditions in the Agreement continue to remain in full force and effect. We further understand that no waiver of any single breach of default under the Agreement shall be deemed a waiver of any other breach or default.


Telephone: (716) 271-4680
Facsimile: (716) 271-4688                                      Member HSBC Group


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March 27, 1998
Page 2






Kindly execute and return to the Bank as soon as possible, an acknowledgement of this letter which will be become effective upon Banks receipt of such acknowledgement.




By:  /s/ Ralph Mastrodonato (PRP)
     --------------------------------
     Ralph Mastrodonato
     Vice President and Manager



By:  /s/ William Gagliano
     --------------------------------
     William Gagliano
     Executive Vice President
     Four Corners Financial Corporations








RM/sab